Exhibit 99.1

•	World’s Leading Licensor of DSP Changes Name To CEVA, Inc.

•	Change Underpins Strategic Focus on DSP-Centric Technologies

•	CEVA-X, Pioneering New DSP Architecture, Launched Today

PARTHUSCEVA CHANGES NAME TO CEVA, INC.

Re-branding Reflects Strategy To Focus On DSP Cores And Related Applications;

Coincides With Launch And Licensing Of New CEVA-X DSP Architecture

San Jose, CA — December 8, 2003 — CEVA, Inc., (NASDAQ: CEVA; LSE: CVA), the leading licensor of Digital Signal Processor (DSP) cores and integrated applications to the semiconductor industry, announced that the company’s name has changed from ParthusCeva to CEVA, effective today. The change underpins the company’s strategy to focus on DSP cores and integrated application technologies, where it has the greatest market strength and opportunity. The name change coincides with the launch of CEVA-X, the company’s pioneering new DSP architecture, announced separately today.

The ticker symbol for the company’s common stock has changed to “CEVA” on The NASDAQ National Market and “CVA” on the London Stock Exchange, effective today. The new CUSIP number for CEVA common stock is 157210 10 5; the new ISIN is US1572101053; and the company’s new website address is www.ceva-dsp.com. Holders of stock certificates bearing the name “ParthusCeva, Inc.” may continue to hold them and will not be required to exchange them for new stock certificates or take any other action. Management will host a webcast and conference call at 11.30am EST, 8.30am PST, 4.30pm GMT on Tuesday, December 16, on which management will present an overview of CEVA’s technologies, strategies and goals. [Webcast and conference call details are attached at the end of this release.]

“DSP is one of the fastest growing segments of the semiconductor industry and a critical technology to the cellular and digital multi-media markets. We believe that we are uniquely positioned to deliver a total DSP solution to our customer base,” said Chet Silvestri, CEO of CEVA. “With our industry-leading DSP product portfolio, integration services capability, and our latest DSP architecture, the CEVA-X, we have confidence in our ability to achieve our corporate goals of profitability, growth and leadership in DSP.”

CEVA offers a unique portfolio of IP in three integrated DSP-related technology areas, supported by Ceva’s Xpert-Integration division:

1)	CEVA DSP cores, the number-one licensed DSP architecture to the semiconductor industry, which will now include the new CEVA-X architecture.

2)	CEVA-Xpert Open Framework, a complete environment enabling licensees to rapidly and cost-effectively integrate application and communication IP with CEVA DSPs in a standard, reusable framework;

3)	CEVA-Xpert Applications, a portfolio of complete, verified hardware and software system applications in areas such as multimedia (audio, video), GPS, VoIP, Bluetooth, and high-speed serial communications, powered by CEVA DSPs; and

4)	Xpert-Integration, used in combination with CEVA’s IP portfolio to deliver complete, end-to-end SoC solutions based upon industry-leading, open-standard DSP technology.

Webcast and Conference Call Details:

The management of CEVA will host a webcast and conference call at 11.30am EST, 8.30am PST, 4.30pm GMT on Tuesday, December 16, to present and discuss the company’s technologies, strategies and goals.

Live web presentation

Please note that the presentation will be available to view during the call via www.ceva-dsp.com. Please log into the presentation five minutes before the call starts

Live conference call dial in numbers

US Participants Telephone: +1 866 629 0054

UK/European Participants Telephone: +44 1452 569 340

Conference Call Recording

If you cannot join the call, you can listen to a recording, which will be available approximately one hour after the call for and for five working days after the call.

Conference Call Recording dial in numbers

US Telephone: +1 706 645 9291. Access code: 4171327#

UK/European Telephone: +44 1452 55 00 00. Access code: 4171327#

About CEVA, Inc.

Headquartered in San Jose, CEVA (NASDAQ: CEVA and LSE: CVA) is the leading licensor of DSP cores and integrated applications to the semiconductor industry. CEVA markets a portfolio of DSP IP in three integrated areas: CEVA DSPs; CEVA-Xpert Open Framework Environment; CEVA-Xpert Applications; supported by Xpert-Integration services. Ceva’s products are used in over 60 million devices each year. The company was formerly known as ParthusCeva, Inc. For more information, visit www.ceva-dsp.com.

Contacts:

CEVA, Inc.

2033 Gateway Place, Suite 150

San Jose, California 95110

Barry Nolan

Tel: US +1-408-514-2929

Tel: Europe +353-1-4022566

Media / S&S Public Relations

Heather Kelly

Tel: 719-634-8274

heather@sspr.com

Ruder Finn PR

Josh Shuman

Tel: +972-2-561-2005

Cell: +972-54-676-966

josh@ruderfinn.co.il

Safe Harbor Statement

Various statements in this press release concerning CEVA’s future expectations, plans and prospects are “forward-looking statements”, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those stated. Any statements that are not statements of historical fact (including, without limitation, statements to the effect that the company or its management “believes”, “expects”, “anticipates”, “plans” and similar expressions) should be considered forward-looking statements. These statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described, including the following:

•	The industries in which we license our technology are experiencing a challenging period of slow growth that has negatively impacted and could continue to negatively impact our business and operating results;

•	The markets in which we operate are highly competitive, and as a result we could experience a loss of sales, lower prices and lower revenue;

•	Our operating results fluctuate from quarter to quarter due to a variety of factors including our lengthy sales cycle, and are not a meaningful indicator for future performance

•	We rely significantly on revenue derived from a limited number of licensees; and

•	Other risks discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Factors that Could Affect Our Operating Results,” in our quarterly report on Form 10-Q for the third quarter of 2003, filed with the U.S. Securities and Exchange Commission on November 13, 2003.